UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 2, 2009

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 3, 2009, the Put/Call Agreements (“Put/Call Agreements”) between Emerald Dairy Inc. (the “Company”) and Grand Orient Fortune Investment Ltd. and Fortune Land Holding Ltd. (collectively, the “Put/Call Stockholders”) were terminated.

The Company and the Put/Call Stockholders entered into the Put/Call Agreements on October 9, 2007.  Pursuant to the Put/Call Agreements, the Company had an option to repurchase an aggregate of 1,944,444 shares of the Company’s common stock (the “Put/Call Shares”) from the Put/Call Stockholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions were met (the “Call Option Conditions”):

•
either (a) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares had been declared effective by the Securities and Exchange Commission (the “SEC”), and had been kept continuously effective by the Company, or (b) all of the Put/Call Shares were available for sale without registration pursuant to Rule 144 under the Securities Act of 1933 (“Rule 144”); and

•
the closing price of a share of common stock of the Company as traded on the Financial Industry Regulatory Authority’s Over-the-Counter Bulletin Board (or such other exchange or stock market on which the common stock may be listed or quoted) equaled or exceeded $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date notice of exercise of a Call Option was given by the Company.

In addition, pursuant to the Put/Call Agreements, the Put/Call Stockholders had the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Stockholders (the “Put Right”), for a price of $1.63 per share (the “Put Purchase Price”), if:

•	the Company failed to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions had been met; or

•	the Company consummated a private offering of its securities of $5,000,000 or greater (a “Qualified Offering”); or

•	the Company failed to consummate a Qualified Offering on or prior to October 9, 2009 (each of the aforementioned conditions, a “Put Right Trigger”).

Initially, the Company’s failure to (i) file the Registration Statement within thirty (30) business days of October 9, 2007 (the “Filing Date”), (ii) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (iii) keep the Registration Statement continuously effective until all of the “Registrable Securities” were available for sale without registration pursuant to Rule 144, would also have served as a Put Right Trigger.  However, as of April 9, 2008, the Put/Call Stockholders agreed to amend the Put/Call Agreements to delete this provision.  The Company did not pay any consideration to the Put/Call Stockholders in connection with their waiver of this provision.

The Company had recorded the value of the Put/Call Agreements as a liability in the aggregate amount of $3,169,444 as of October 9, 2007, based on the fair market value of the underlying common stock of $1.63 as of such date.

The parties mutually agreed that it was in the best interests of the Company and its stockholders for the Put/Call Agreements to be terminated at this time.

The foregoing description of the Put Call Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Put/Call Agreements, which were filed as Exhibits 10.9 and 10.10 to the Company’s Current Report on Form 8-K, filed on October 15, 2007 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 2, 2009, the Company closed on its Offer to existing warrant holders to exercise their warrants on amended terms (as further described in Item 8.01 below).  In connection with the Offer:

•	A total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share (originally $2.04 per share), for an aggregate exercise price of $299,034.91; and

•	A total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share (originally $3.26 per share), for an aggregate exercise price of $459,195.57.

As a result, the Company issued an aggregate of 359,394 shares of its common stock.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

On March 2, 2009, the Company’s board of directors and majority stockholders adopted the Emerald Dairy Inc. 2009 Equity Incentive Plan (the “Plan”) to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. 1,500,000 shares of the Company’s common stock have been reserved for issuance under the Plan. The following paragraphs describe the principal terms of the Plan.

Types of Awards

The Company may grant the following types of awards under the Plan:

•	options to purchase shares of the Company’s common stock;

•	share appreciation rights, which entitle the grantee the right to common stock or cash compensation measured by the appreciation in the value of the shares;

•	dividend equivalent rights, which entitle the grantee to compensation equivalent to dividends paid with respect to common stock;

•
restricted shares, which are shares of common stock issued to the grantee that are subject to transfer restrictions, right of first refusal, repurchase, forfeiture, and other terms and conditions as established by our plan administrator;

•
restricted share units, which may be earned upon the passage of time or the attainment of performance criteria and which may be settled for cash, common stock or other securities, or a combination of cash, common stock or other securities as established by the plan administrator;

•
share payments, which may be (a) payments in the form of common stock; or (b) options or other rights to purchase common stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation; and

•	deferred shares, which are rights to receive a specified number of shares of common stock during specified time periods.

Plan Administration

The Company’s compensation committee will serve as plan administrator for purposes of administering the Plan and determining the provisions and terms and conditions of each award grant.  If no compensation committee exists, the Plan shall be administered by the full board of directors of the Company.

Award Agreement

Awards granted under the Plan will be evidenced by an award agreement that sets forth the terms, conditions and limitations for each award.

Eligibility

The Company may grant awards to its employees, directors and consultants, including those of the Company’s subsidiaries.  However, the Company may grant options that are intended to qualify as incentive stock options (“ ISOs”) only to its employees and employees of its subsidiaries.

Acceleration of Awards upon Corporate Transactions.

The outstanding awards will terminate and/or accelerate upon occurrence of certain significant corporate transactions, including amalgamations, consolidations, liquidations or dissolutions, sales of substantially all or all of the Company’s assets, reverse takeovers or acquisitions resulting in a change of control.  If the successor entity following one of these transactions assumes or replaces the Company’s outstanding awards under the Plan, such assumed or replaced awards will become fully vested and immediately exercisable and payable, and be released from repurchase or forfeiture rights immediately upon termination of the grantee’s continuous service to the Company if the grantee’s service is terminated by the successor entity without cause within twelve (12) months after the effective date of the transaction.  Furthermore, if the successor entity does not assume or replace the Company’s outstanding awards, each outstanding award will become fully vested and immediately exercisable and payable, and will be released from any repurchase or forfeiture rights immediately before the effective date of the corporate transaction, as long as the grantee’s continuous service with the Company is not terminated before this date.

Exercise Price and Term of Awards.

In general, the plan administrator will determine the exercise price of an option in the award agreement.  The exercise price may be a fixed price, or it may be a variable price related to the fair market value of the Company’s ordinary shares.  If the Company grants an ISO to an employee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of the grant, except that if the grantee, at the time of that grant, owns shares representing more than 10% of the voting power of all classes of the Company’s shares of common stock, the exercise price may not be less than 110% of the fair market value of its common stock on the date of that grant.  If the Company grants a non-qualified share option to a grantee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of grant.

The term of each award under the Plan will be specified in the award agreement, but may not exceed ten years from the earlier of the adoption or the approval of the plan, unless sooner terminated.

Vesting Schedule.

In general, the plan administrator will determine, or the award agreement specify, the vesting schedule.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Following the adoption of the Plan, the board of directors of the Company approved the grant of stock option awards to the Company’s executive officers and directors, as set forth in the table below:

Equity Compensation Grants

Name	Title	Stock Option Awards(1)
Yang Yong Shan	Chief Executive Officer, President and Chairman of the Board	360,000
Shu Kaneko	Chief Financial Officer, Secretary and Director	300,000
Niu Wan Chen	Vice President of Sales and Director	15,200
Qin Si Bo	Vice President of Production and Director	15,200
Yuan Yong Wei	Vice President of Operation and Director	12,800

(1)
The amounts shown in the table reflect the number of shares of the Company’s common stock issuable upon exercise of the stock options awarded.  The options were issued under the Emerald Dairy Inc. 2009  Equity Incentive Plan (the “Plan”). Each option has an exercise price of $0.42 per share, which was the closing price of the Company’s common stock on the Financial Industry Regulatory Authority’s Over-the-Counter Bulletin Board on March 2, 2009, the date on which the options were granted.  Each option has a term of ten (10) years from the date of grant and will vest with respect to 25% of the shares underlying the option on each of September 2, 2009, March 2, 2010, September 2, 2010 and March 2, 2011.

Item 8.01.	Other Events

Warrant Tender Offer

As of April 24, 2008, the Company commenced an offer (“Offer”) to the holders of warrants the Company issued in connection with a private offering it consummated in October 2007, pursuant to which the holders could tender their warrants for shares of the Company’s Common Stock at a reduced exercise price as follows:

•	With respect to warrants having an exercise price of $0.94 per share, a holder accepting the Offer could exercise some or all of such warrants at $0.75 per share of Common Stock;

•	With respect to warrants having an exercise price of $1.50 per share, a holder accepting the Offer could exercise some or all of such warrants at $1.20 per share of Common Stock;

•	With respect to warrants having an exercise price of $2.04 per share, a holder accepting the Offer may exercise some or all of such warrants at $1.63 per share of Common Stock; and

•	With respect to warrants having an exercise price of $3.26 per share, a holder accepting the Offer may exercise some or all of such warrants at $2.61 per share of Common Stock.

The Company determined to reduce the exercise prices of the warrants by 20%, because it believed this would provide sufficient incentive to the holders to exercise their warrants early, even though they had no obligation to do so.

On March 2, 2009, the Company closed on the Offer.  In connection with the Offer:

•	A total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share (originally $2.04 per share), for an aggregate exercise price of $299,034.91; and

•	A total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share (originally $3.26 per share) for an aggregate exercise price of $459,195.57.

As a result, (a) a total of 359,394 shares of the Company’s common stock were issued in connection with the exercise of such warrants and (b) the Company received gross proceeds of $758,230.48 as payment of the exercise prices.

The Company plans to use the proceeds from the Offer for (a) the construction and equipping of its new production facility in Hailun City, Heilongjiang Province, PRC and (b) expenses related to the Offer.

Reduction to Exercise Price of Warrants

As partial consideration for services rendered in connection with a Consulting Agreement the Company entered into with a consultant on March 2, 2009, the exercise price of 235,583 warrants to purchase shares of common stock of the Company, received by the consultant, and its designees, in connection with a private offering consummated by the Company in October 2007, were reduced from $2.04 to $1.63.  All of the other terms and conditions under the warrants remained in full force and effect.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Emerald Dairy Inc. 2009 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date:	March 6, 2009	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President